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                                                                    EXHIBIT 99.1


                                                         [METAL MANAGEMENT LOGO]


                                              METAL MANAGEMENT, INC.
                                              500 N. DEARBORN STREET o SUITE 405
                                              CHICAGO, ILLINOIS 60610
                                              www.mtlm.com
                                              NASDAQ:  MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700

rlarry@mtlm.com





FOR IMMEDIATE RELEASE
FEBRUARY 3, 2005




METAL MANAGEMENT, INC. DECLARES QUARTERLY DIVIDEND TO STOCKHOLDERS

CHICAGO, IL - FEBRUARY 3, 2005 - METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced that its Board of Directors has declared a quarterly dividend of 7.5 cents per share of common stock. The record date established by the Board is March 8, 2005, and the payment date is March 29, 2005.



About Metal Management, Inc.



Metal Management is one of the largest full service metal recyclers in the United States, and owns or operates approximately 40 recycling facilities in 14 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.



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